DEAN HELLER
Secretary of State                            FILED # C 28660-99
204 North Carson Street, Suite 1                 FEB 18, 2004
Carson City, Nevada 89701-4299                 IN THE OFFICE OF
(775) 684-5708                                    DEAN HELLER
Website: secretaryofstate.biz           DEAN HELLER, SECRETARY OF STATE

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)
Important:  Read attached instructions      ABOVE SPACE IS FOR OFFICE
            before completing form.                 USE ONLY

            Certificate of Amendment to Articles of Incorporation
            -----------------------------------------------------
                       For Nevada Profit Corporations
                       ------------------------------
         (Pursuant to NRS 70.305 and 70.390-After Issuance of Stock)

1.  Name of corporation:

    Energy & Engine Technology Corporation

2. The Articles have been amended as follows (provide article numbers, if available).

    Article IV. has been amended by deleting it and replacing it in its entirety as follows

    IV. AUTHORIZATION OF CAPITAL STOCK: The amount of the total authorized capital stock of the corporation shall be ONE HUNDRED EIGHTY THOUSAND Dollars ($180,000.00), consisting of ONE HUNDRED EIGHTY MILLION (180,000,000) shares of Common Stock, par value $.001 per share

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the *articles of incorporation have voted in favor of the amendment is: 55%

4.  Effective date of filing (optional):

5.  Officer Signature (required):         /s/ Jolie G. Kahn
                                    -----------------------------
*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment rule must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanies by appropriate fees. See attached fee schedule.
                       Nevada Secretary of State AM 78.385 Amend 2003
                                                Revised on:  11/03/03
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